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                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-37102
                    5 1/4% Convertible Senior Notes due 2010 CUSIP No. 65332VAY9



                           NEXTEL COMMUNICATIONS, INC.

                   PROSPECTUS SUPPLEMENT DATED AUGUST 3, 2000
                        TO PROSPECTUS DATED JUNE 16, 2000

       The selling security holders table on pages 18 - 22 of the prospectus, as supplemented, is hereby further amended to update the information to include the following entities as selling security holders in the prospectus and to list their respective amounts of 5 1/4% convertible senior notes due 2010:

                                                                       Convertible Notes                     Common Stock
                                                             ------------------------------------    ---------------------------
                                                              Principal               Principal
                                                              Amount of               Amount of      Number of        Number of
                                                             Convertible             Convertible       Shares          Shares
            Name of Selling Security Holder                  Notes Owned            Notes Offered      Owned           Offered
            -------------------------------                  -----------            -------------     --------        --------
Credit Suisse First Boston Corporation                           45,000                  45,000         -0-              -0-
Goldman Sachs and Company (1)                                   300,000                 300,000         -0-              -0-
Merrill Lynch, Pierce, Fenner and Smith, Inc. (1)               300,000                 300,000         -0-              -0-
OCM Convertible Trust                                          4,175,000               4,175,000        -0-              -0-
Spear, Leeds & Kellogg                                         1,000,000               1,000,000        -0-              -0-

(1) These entities and/or their affiliates have provided, and may from time to time provide, investment banking services to Nextel, including, among other things, acting as lead and/or co-manager with respect to offerings of debt and equity securities.